EXHIBIT 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement (No. 333-126618) of Community Bancorp on Form S-4 of our report, dated June 13, 2005 relating to the financial statements of Bank of Commerce as of and for the years ended December 31, 2004 and 2003, which appears in such registration statement. We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

MCGLADREY & PULLEN, LLP

Las Vegas, Nevada

July 29, 2005

McGladrey & Pullen, LLP is an independent member firm of

RSM International, an affiliation of independent accounting

and consulting firms.